EXHIBIT 23.8


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 21, 1999, in Post-Effective Amendment No. 1 to the Registration Statement ( Form S-11 No. 333-77055) and related Prospectus of Apple Suites, Inc. for the registration of 30,166,666.67 shares of its common stock.

                                        /s/ Ernst & Young, LLP

Richmond, Virginia
December 20, 1999